Exhibit 5.2

October 26, 2007

Nova Biosource Fuels, Inc.

363 North Sam Houston Parkway East, Suite 630
Houston, Texas 77060

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

                We have acted as securities counsel to Nova Biosource Fuels, Inc., a Nevada corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended, with respect to the public offering by selling securityholders of up to $55,000,000 aggregate principal amount of 10% Convertible Senior Secured Notes due 2012 (the “Convertible Notes”), the shares of common stock of the Company issuable upon conversion of the Convertible Notes and the guarantees of the Convertible Notes (the “Guarantees”).

                In reaching the conclusions expressed herein, we have examined and relied upon the original or copies, certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Articles of Incorporation, and the Bylaws of the Company, as amended; (ii) copies of resolutions of the Board of Directors  of the Company, or committees thereof, authorizing the issuance of the Convertible Notes and related matters; (iii) the Registration Statement and all exhibits thereto; (iv) the Indenture, dated September 28, 2007, from the Company to The Bank of New York Trust Company, National Association, as Trustee (the “Trustee”), providing for the issuance of the Convertible Notes (the “Indenture”); (v) the Registration Rights Agreement, dated September 28, 2007 (the “Registration Rights Agreement”), by and between the Company and the purchasers named therein (the “Purchasers”); (vi) the Securities Purchase Agreement, dated September 28, 2007 (the “Securities Purchase Agreement”), by and between the Company and the Purchasers, and (vii) such other certificates, documents and instruments as we have deemed necessary for the expression of opinion herein contained.  In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, (iv) each natural person signing any document reviewed by us had the legal capacity to do so and (v) any document under which, if applicable, the Convertible Notes were issued have been duly authorized, executed and delivered by persons with authority to sign in such capacity.  As to any facts material to this opinion, we have made no independent investigation and have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

                Based on the foregoing, we are of the opinion that the Convertible Notes, including the Guarantees of such Convertible Notes, will constitute legally valid and binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, arrangement or other similar laws relating to or affecting the enforcement of creditors’ rights generally (including without limitation the effect of statutory or other laws regarding fraudualent transfers or preferential transfers) and by general equitable principles (regardless of whether such enforceability is considered a proceeding in equity or at law), including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies.

The opinions expressed above are limited to the laws of the State of New York and the federal laws of the United States of America. This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,

/s/ Baker & McKenzie LLP

Baker & McKenzie LLP